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                                                                     EXHIBIT 3.8


                      3CI COMPLETE COMPLIANCE CORPORATI0N
                           CERTIFICATE OF DESIGNATION
                                       OF
                            SERIES C PREFERRED STOCK


      We, Charles D. Crochet and Curtis W. Crane, the President and Secretary, respectively, of 3CI Complete Compliance Corporation, a Delaware corporation (the "Corporation") do hereby certify that the following resolution of the Board of Directors of the Corporation has been duly adopted in accordance with authority expressly accorded to the Board of Directors by Article 4 of the Certificate of Incorporation, as amended, of the Corporation (the "Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the Delaware General Corporation Law:

      Resolved that the Board of Directors of the Corporation, pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation of the Corporation, hereby establishes a series of preferred stock of the Corporation, authorizes the issuance thereof, and hereby fixes the designations, rights, preferences, privileges and voting powers, in addition to those set forth in the Certificate of Incorporation, as follows:

      1. Designation of Series. Seven hundred fifty thousand shares of the preferred stock, without par value, of the Corporation shall constitute a series of preferred stock designated as Series C Preferred Stock (the "Series C Preferred Stock") with the designations, rights, preferences, privileges and voting powers set forth below:

      2.   Dividends.

           (a) The foregoing, the holders of shares of Series C Preferred Stock shall be entitled to receive, when, and if declared by the Corporation's Board of Directors out of assets of the Corporation legally available for such payment, cumulative dividends from the second anniversary of the original issuance date of the Series C Preferred Stock, at the rate of $.0825 per share per annum, and no more, payable quarterly on the 15th day of July, October, January and April of each year, commencing with a payment on July 15, 1999, of dividends accrued from the second anniversary of the original issuance date of the Series C Preferred Stock. Such dividends shall be cumulative from the second anniversary of the original issuance date of the Series C Preferred Stock. Accruals of dividends shall not bear interest. For so long as any shares of Series C Preferred Stock shall be outstanding, without the written consent of the holders of a majority in interest of the Series C Preferred Stock, the Corporation shall not (i) purchase or redeem any shares of its common stock, par value $.01 per share ("Common Stock"), or
      (ii) declare, pay or set apart for any payment any dividend on its Common Stock.

           (b) Before any dividends (other than dividends payable in capital stock ranking junior to the Series C Preferred Stock both as to dividends and upon liquidation) on, or any distribution in respect of, any class or classes of stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends or upon liquidation, shall be declared or paid or set apart for payment, and before any purchase or redemption of any such stock, the holders of Series C Preferred Stock shall have received payment in full of all dividends, if any, in
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      arrears on the Series C Preferred Stock. No dividend shall be declared on any series of preferred stock ranking on a parity with the Series C Preferred Stock as to dividends unless there shall likewise be or have been declared on the shares of Series C Preferred Stock at the time outstanding a dividend of like kind for all dividends periods coinciding with or ending before such dividend period, ratably in proportion to the respective annual dividend rates per annum fixed therefor as herein or in the Certificate of Incorporation provided.

      3. Redemption. The Series C Preferred Stock shall be subject to redemption by the Corporation as follows:

           (a) The shares of Series C Preferred Stock may be redeemed at any time on or after the second anniversary of the original issuance date of the Series C Preferred Stock at the option of the Corporation in whole or, from time to time, in part, in any such case at a per share redemption price equal to $1.00, plus accrued dividends, if any.

           (b) Notice of every redemption of Series C Preferred Stock shall be given by mailing notice not less than 30 days before the date fixed for such redemption to each holder of record of shares of Series C Preferred Stock so to be redeemed, and shall be sufficiently given if the Corporation shall cause a copy thereof to be mailed to such holders of record at their respective addresses as the same shall appear on the books of the Corporation, by first class mail, postage prepaid; provided, however, that the failure to mail such notice to one or more such holders shall not affect the validity of such redemption as to the other holders.

           (c) In case of redemption of only a part of the Series C Preferred Stock at the time outstanding, the shares to be redeemed shall be selected by lot.

           (d) If any notice of redemption shall have been duly given or if the Corporation shall have granted to a bank or trust company irrevocable written authorization promptly to give or complete such notice, and if, on or before the redemption date specified therein, all funds necessary for such redemption shall have been deposited by the Corporation with the bank or trust company designated in such notice, in trust for the pro rata benefit of the holders of the shares so called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit (or from and after the redemption date if such notice shall fail to state that the holders of the shares so called for redemption may receive their redemption price at any time after such deposit) all shares with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares forthwith shall cease and terminate, except only the right of the holders of the certificates therefor, upon surrender thereof, to receive the redemption price thereof out of the funds so deposited, without interest, and the right to exercise, on or before the close of business on the date fixed for redemption, any privileges of conversion applicable to the Series C Preferred Stock. Any interest accrued on such funds shall be paid to the Corporation from time to time.


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           (e)   All funds so set aside or deposited, as the case may be, and unclaimed at the end of one year from such redemption date shall be released or repaid to the Corporation, after which the holders of the shares so called for redemption shall look only to the Corporation for the payment thereof; provided, however, that any funds set aside or deposited which shall not be required for redemption because of the exercise of any privilege of conversion after the date of setting aside or deposit, as the case may be, shall be released or repaid to the Corporation immediately after such exercise.

           (f) Any shares of the Series C Preferred Stock redeemed, purchased or otherwise acquired by the Corporation or converted into Common Stock shall be deemed retired and shall be canceled and may not under any circumstances thereafter be reissued or otherwise disposed of by the Corporation.

      4.    Conversion of Series C Preferred Stock.

           (a) The Series C Preferred Stock shall be convertible at the option of the record holder thereof, at any time after the second anniversary of the original issuance thereof, in whole, or from time to time in part, in the manner hereinafter provided, into Common Stock. Except as otherwise specifically provided herein, no payment or adjustment shall be made upon such conversion for dividends on any shares of Series C Preferred Stock which shall be converted or for the declaration or payment of any dividend on or other distribution in respect of any shares of Common Stock issuable upon such conversion.

           (b) The Series C Preferred Stock may be converted at any time on or after the second anniversary of the original issuance thereof, in whole but not in part, into full shares of Common Stock of the Corporation with a Market Price (defined below) of $750,000 based on a Conversion Rate (the "Conversion Rate") determined by (i) dividing $750,000 by the Market Price of the Common Stock on the date of the related Conversion Notice (defined below), (ii) plus an amount of cash determined by subtracting the quotient calculated in (i) and subtracting from $750,000; provided however, that at the option of the holder, the holder may convert the Series C Preferred Stock into solely that number of shares of Common Stock determined as provided in (i), and forego obtaining the additional Common Stock issuable as calculated in (ii), subject to such adjustments, if any, of the Conversion Rate and the securities or other property issuable upon such conversion pursuant to the provisions of subparagraph (f) hereof.

           (c) To convert Series C Preferred Stock into Common Stock, a holder of Series C Preferred Stock shall send to the Secretary of the Company a dated notice (a "Conversion Notice") setting for the number of shares of Series C Preferred Stock to be converted, along with the certificate representing the Series C Preferred Stock to be converted. Upon receipt of a Conversion Notice and the surrendered certificate representing the Series C Preferred Stock to be converted into Common Stock, the Corporation shall cause a certificate representing the Common Stock issued pursuant to such conversion to be delivered to the converting holder, along with a certificate representing any shares of Series C Preferred Stock that were not converted into Common Stock.


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           (d)   All shares of Series C Preferred Stock that have not been
      redeemed or converted into Common Stock on or before the fifth anniversary of the original issuance of the Series C Preferred Stock shall automatically without further action of the Company or any holder of Series C Preferred Stock, be converted into Common Stock based on the Conversion Rate then in effect. Upon such automatic conversion, the Company shall send a notice to each record holder of Series C Preferred Stock that such shares of Series C Preferred Stock have been converted into Common Stock along with appropriate instructions for the surrender of certificates representing Series C Preferred Stock in exchange for certificates representing the Common Stock into which such Series C Preferred Stock has been converted. Upon automatic conversion of Series C Preferred Stock pursuant to this paragraph, the shares of Series C Preferred Stock shall no longer be considered outstanding, and the certificates representing such Series C Preferred Stock shall be void for all purposes except for the purpose of surrender to the Company in exchange for the certificates representing the Common Stock into which such Series C Preferred Stock was converted.

           (e) Market Price means (i) the closing sale price on the date of a Conversion Notice of a share of Common Stock as reported on the principal securities exchange on which the shares of Common Stock are then listed or admitted to trading or (ii) if not so listed, the average of the closing bid and ask prices for a share of Common Stock on that date as quoted on the Nasdaq National Market System or Nasdaq Small-Cap Market or
      (iii) if not quoted on Nasdaq, the average of closing bid and ask prices for a share of Common Stock as quoted by the National Quotations Bureau's pink sheets or the National Association of Securities Dealer's OTC Bulletin Board System. If the price of a share of Common Stock shall not be so quoted, "Market Price" shall mean the fair market value of a share of Common Stock as determined by an investment banking firm, with expertise in the Corporation's area of business, appointed by the judge of the 269th Judicial District Court, Harris County, Texas.

           (f) The Conversion Rate shall be subject to the following adjustments:

                        (i) While any shares of Series C Preferred Stock are outstanding, in case the Corporation shall subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Rate in effect immediately before such subdivision or combination, as the case may be, shall be proportionately increased or decreased (adjusted to the nearest, or if there shall be no nearest, then to the next lower, thousandth of a share of Common Stock), as the case may require, such increase or decrease, as the case may be, to become effective at the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                        (ii) No adjustment of the Conversion Rate shall be made by reason of the issuance of shares of Common Stock in exchange for cash, property, or services.


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                 (iii)  In case of any reclassification or change of
                 outstanding shares of Common Stock, or in case of any consolidation or merger of the Corporation with or into another corporation, or in case of any sale or conveyance to another corporation of all or substantially all of the property of the Corporation, each holder of shares of the Series C Preferred Stock then outstanding shall have the right thereafter, so long as his conversion right hereunder shall exist, to convert such shares into the kind and number or amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance, by a holder of the number of shares of Common Stock of the Corporation into which such shares of the Series C Preferred Stock might have been converted immediately before such reclassification, change, consolidation, merger, sale, or conveyance, and shall have no other conversion rights under these provisions; provided, that effective provision shall be made, in the articles or certificate of incorporation of the resulting or surviving corporation or otherwise, so that the provisions set forth herein for the protection of the conversion rights of the Series C Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the Series C Preferred Stock remaining outstanding or other convertible preferred stork received by the holders in place thereof; and provided, further, that any such resulting or surviving corporation shall expressly assume the will obligation to deliver, upon the exercise of the conversion privilege, such shares, securities or property as the holders of the Series C Preferred Stock remaining outstanding, or other convertible preferred stock received by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion right as above provided. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the shares of Common Stock of the Corporation for the purposes of this subparagraph (iii).

           (g) No fraction of a share of Common Stock shall be issued upon any conversion, but, in lieu thereof, there shall be paid, to the holder of shares of Series C Preferred Stock surrendered for conversion as soon as practicable after the date such shares of Series C Preferred Stock are surrendered for conversion, an amount in cash equal to the same fraction of the market value of a full share of Common Stock as shall be determined, in good faith by the board of directors of the Corporation.

      5. Dissolution. In the event of the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, the assets of the Corporation shall be distributed among the holders of its capital stock in accordance with the following schedule of priorities and preferences:

           (a) There shall be paid to the holders of the Series C Preferred Stock an amount equal to that which would have been payable pursuant to
      Section 3(a) if the Series C


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      Preferred Stock had been redeemed on the date of such payment before any distribution of assets or payment shall be made to the holders of any other class of capital stock of the Corporation. If the assets of the Corporation available for distribution to the holders of Series C Preferred Stock shall be insufficient to permit payment to the holders of the Series C Preferred Stock of the full amount or amounts aforesaid, then the entire assets of the Corporation shall be distributed ratably among the holders of the Series C Preferred Stock then outstanding according to the number of shares held by each.

           (b) After the amounts provided by subparagraph (a) above have been paid or distributed, any assets remaining shall be paid to or distributed among the holders of Common Stock pro rata on a per share basis.

           (c) Neither the consolidation, nor merger of the Corporation into or with another corporation or corporations, nor the merger or consolidation of another corporation or corporations with or into the Corporation, nor a reorganization of the Corporation, nor the purchase or redemption of all or part of the outstanding shares of any class or classes of the stock of the Corporation, nor a sale or transfer of the property and business of the Corporation as, or substantially as, an entity, shall be deemed a liquidation, dissolution, or winding up of the affairs of the Corporation, within the meaning of any of the provisions of this Section 5.

      6. Voting Rights. Except as otherwise required by law, the holders of Series C Preferred Stock shall have no voting rights.

      7. Exclusion of Other Rights. Except as otherwise required by law, the shares of Series C Preferred Stock shall not have any preferences or relative participating, optional or other special rights except as specifically set forth herein. No shares of any class of the corporation's capital stock shall have more preemptive or subscription rights.

      IN WITNESS WHEREOF, this Certificate of Designation has been signed by Charles D. Crochet and Curtis W. Crane, the President and the Secretary, respectively, of the Corporation, as of the ________ day of _________________, 19____.

                                      3CI COMPLETE COMPLIANCE CORPORATION


                                      By: /s/ CHARLES D. CROCHET
                                         -----------------------------------
                                         Charles D. Crochet, President

ATTEST:

/s/ CURTIS W. CRANE
-------------------------------------
Curtis W. Crane, Secretary


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